Exhibit 99.1

IIOT-OXYS, Inc. Announces Q2 2022 Investor Conference Call Audio Recording

CAMBRIDGE, MA / ACCESSWIRE / August 31, 2022 / IIOT-OXYS, Inc. (OTC PINK:ITOX) announced availability of an audio recording of its Investor Conference Call that took place on Tuesday, August 30, 2022.

On August 30, 2022, management of IIOT-OXYS, Inc., a Nevada corporation (the “Company”), held an Investor Conference Call on second quarter results and answered investors’ questions. The audio recording can be found at the following link and is incorporated herein by reference:

https://www.smallcapvoice.com/iiot-oxys-august-2022-conference-call/

About IIOT-OXYS Inc.

IIOT-OXYS, Inc. is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS, Inc.

Clifford L. Emmons

CEO
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.